Exhibit 10(g)(5)

FIRST AMENDMENT

OF THE

STEPAN COMPANY 2000 STOCK OPTION PLAN

WHEREAS, Stepan Company (the “Company”) has established and maintains the Stepan Company 2000 Stock Option Plan (the “Plan”); and

WHEREAS, the Company reserved the right to amend the Plan in Section 5.8 by action of the Board of Directors; and

WHEREAS, the Company now desires to amend the Plan to comply with Section 409A of the Internal Revenue Code;

NOW, THEREFORE, BE IT RESOLVED, that effective January 1, 2005, the Plan is amended as follows:

1.    By adding the following introductory phrase at the beginning of clause (ii) of the last sentence of Section 3.1 of the Plan:

“with respect to any Non-Qualified Stock Option that was exercisable prior to January 1, 2005,”.

2.    Section 3.6 of the Plan is hereby amended by adding after Section 3.6(e) a new Section 3.6(f) as follows:

“(f)	To the extent a Stock Award provides for the delivery of shares of Stock at the end of a Restricted Period and/or for the payment of any Dividend Rights credits related to such shares, payment of such Stock Award and Dividend Rights to which the Participant is entitled, if any, following the end of the Restricted Period shall be made no later than the fifteenth day of the third month following the end of the tax year in which the Restricted Period ends unless the Participant has elected to defer payment pursuant to the terms of any applicable plan, contract or other arrangement of the Company permitting such deferral.”

3.    Section 5 of the Plan is hereby amended by adding after Section 5.8 a new Section 5.9 as follows:

“5.9    Application of Section 409A.    Awards under the Plan are not intended to provide for the deferral of compensation within the meaning of Section 409A of the Code and the regulations promulgated thereunder. The Plan shall be interpreted, construed and administered in a manner consistent with this intent. Notwithstanding any other provision of the Plan, the Company does not guarantee any particular tax result for any Participant or beneficiary with respect to participation in or payments under the Plan, and each Participant or beneficiary shall be responsible for any taxes imposed on the Participant or beneficiary with respect to such participation or payments under the Plan.”

IN WITNESS WHEREOF, the duly authorized officer of the Company has executed this First Amendment of the Plan on behalf of the Company and has caused its corporate seal to be affixed this              day of                                 , 2008.

STEPAN COMPANY

By

Its

ATTEST:

By	`

Its